CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form 20-F, as amended, of Greenbriar Capital Corp. (the "Company") of our report dated January 25, 2022, relating to the consolidated financial statements of the Company as of December 31, 2020 and 2019, and for the years then ended.  We also consent to the reference to us under the heading "Statement by Experts" in the Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

May 10, 2022